UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2009

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2009, the Compensation Committee of the Board of Directors of Auxilium Pharmaceuticals, Inc. (the “Company”) granted stock awards (the “Stock Awards”) for 32,250 shares of its common stock to certain employees of the Company pursuant to the Auxilium Pharmaceutical, Inc. 2004 Equity Compensation Plan, amended and restated on June 13, 2007, in recognition of their efforts in the completion of that certain Development, Commercialization and Supply Agreement, dated December 17, 2008, by and among the Company, Auxilium International Holdings, Inc. and Pfizer, Inc. (“Pfizer”) pursuant to which Pfizer will commercialize and develop XIAFLEX™ for the treatment of Peyronie’s disease and Dupuytren’s contracture in the 27 member countries of the European Union and 19 other European and Eurasian countries. The Stock Awards granted to the Company’s named executive officers were as follows:

•	6,000 shares to Armando Anido, Chief Executive Officer and President;

•	3,750 shares to James Fickenscher, Chief Financial Officer;

•	3,750 shares to Jyrki Mattila, M.D., Ph.D., Executive Vice President, Business Development, Product Development and Technical Operations;

•	3,750 shares to Jennifer Evans Stacey, Esq., Executive Vice President, General Counsel, Human Resources and Secretary; and

•	2,000 shares to Roger D. Graham Jr., Executive Vice President Sales and Marketing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: January 21, 2009	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary